                                                           EXHIBIT 10(l)


                  NOTE REPAYMENT AND STOCK PURCHASE AGREEMENT

     This Note Repayment and Stock Purchase Agreement (this "Agreement"), dated as of January 31, 1996, by and among Hawaiian Airlines, Inc. ("Hawaiian"), AEROUSA, Inc. ("AEROUSA") and GPA Group plc ("GPA," and together with AEROUSA, the "GPA Entities").

                                    Recitals
                                    --------

     A. The GPA Entities are collectively the registered owners of an aggregate of 827,221 shares (the "GPA Shares") of Class A Common Stock of Hawaiian ("Class A Stock") and Class B Common Stock of Hawaiian (the "Class B Stock").

     B. Hawaiian has executed and delivered to AEROUSA that certain promissory note, dated May 1, 1994, of Hawaiian in the stated principal amount of $6,000,000 payable to AEROUSA as agent for itself and GPA (the "Secured Promissory Note") and executed and delivered to GPA that certain promissory note, dated as of August 23, 1994, of Hawaiian and payable to the order of GPA in the stated principal amount of $276,426 (the "L-1011 Note" and together with the Secured Promissory Note, the "Notes").

     C. The Notes and certain other obligations of Hawaiian are secured by that certain Rotable Spare Parts Chattel Mortgage (the "Mortgage"), dated as of October 30, 1992, as amended, including the Amendment dated as of August 23, 1994, between Hawaiian and AEROUSA, as collateral agent for the benefit of itself, individually and as collateral agent, and GPA and one or more affiliates of GPA. (Capitalized terms used herein and not defined herein have the meanings set forth in the Mortgage.)

     D. Hawaiian and the GPA Entities desire to set forth their agreement as to the prepayment of the Notes by Hawaiian, the release of the lien of the Mortgage and the purchase of the GPA Shares by Hawaiian.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  NOTE REPAYMENT.
            --------------

     Subject to Section 5 hereof and to the satisfaction or waiver of the conditions set forth in Section 4 hereof:

     (a) Each of the GPA Entities hereby agrees that Hawaiian shall have the right to repay the Note held by such GPA Entity at the Repayment Price thereof on the Closing Date.

     (b) Hawaiian hereby agrees that it will repay both of the Notes at the aggregate Repayment Price thereof on the Closing Date.

     (c) The term "Repayment Price" for the Notes means an amount in U.S. Dollars determined by the following formula:
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     RP = (0.84873 x NB) + C

where "RP" equals the Repayment Price, "NB" equals the aggregate outstanding balance on the Closing Date of the principal and interest on the Notes plus $57,009.00 (which additional amount represents a deferred payment due to the GPA Entities), and "C" equals the sum of all costs and other expenses owed by Hawaiian to any of the GPA Entities under the Mortgage or the Notes.

     (d) The term "Closing Date" means the earlier of (i) the day specified in an irrevocable written notice (a "Closing Notice") by Hawaiian to the GPA Entities, which day shall be no earlier than five calendar days after the date of the Closing Notice, (ii) the day mutually agreed to by Hawaiian and the GPA Entities occurring within five Business Days after the closing of the Rights Offering or (iii) failing such agreement, the fifth Business Day following the closing of the Rights Offering.

     (e) The term "Rights Offering" means the proposed offering by Hawaiian to certain of its shareholders of the right to purchase shares of Class A Common Stock of Hawaiian, as described under the caption "Rights Offering" in Hawaiian's Proxy Statement for Special Meeting of Shareholders January 30, 1996, dated January 13, 1996.

     (f) Hawaiian shall pay the aggregate Repurchase Price to the GPA Entities as directed by the GPA Entities.

SECTION 2.  RELEASE OF MORTGAGE.
            -------------------

     On the Closing Date, upon payment by Hawaiian in full of the Repayment Price for all of the Notes as set forth herein, AEROUSA shall release the Collateral from the Lien of the Mortgage and thereafter, at Hawaiian's expense, shall execute and deliver to Hawaiian such instruments and documents, including, without limitation, U.C.C. termination statements and FAA Releases, as Hawaiian shall reasonably request to accomplish such release.

SECTION 3.  STOCK PURCHASE.
            --------------

     Subject to Section 5 hereof and to the satisfaction or waiver of the conditions set forth in Section 4 hereof:

     (a) The GPA Entities hereby agree to sell the GPA Shares to Hawaiian, or at Hawaiian's direction, for an aggregate purchase of $909,943.00 on the Closing Date.

     (b) Hawaiian hereby agrees that it will purchase, or cause the purchase of, the GPA Shares from the GPA Entities for an aggregate purchase of $909,943.00 on the Closing Date.

     (c) On the Closing Date, upon tender by the GPA Entities of the certificates representing the GPA Shares, properly endorsed, Hawaiian shall pay each GPA Entity, in immediately available funds at the account specified by such GPA Entity to Hawaiian prior to the Closing Date, an amount that equals the product of (A) the number of shares of Class A Stock and/or Class B Stock tendered by such GPA Entity, times (B) $909,943.00, divided by (C) by 827,221.

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

     (d) Hawaiian and each GPA Entity acknowledge that the purchase price per share of the GPA Shares provided for herein (i) may differ from the open market price of shares of Class A or Class B Stock on the Closing Date, (ii) has been negotiated in consideration of the entirety of this Agreement and (iii) shall be deemed adequate consideration for all purposes of this Agreement.

SECTION 4.  CONDITIONS PRECEDENT.
            --------------------

     The obligations of the GPA Entities under Sections 1 and 2 are subject to the satisfaction (or waiver by the GPA Entities) on the Closing Date of the following conditions:

     (a) No Default or Event of Default under the Mortgage, the Notes, the Amended DC-9 Leases or and Related Lease Document shall exist.

     (b) In the event that, on or after the execution of this Agreement and prior to the Closing Date, a petition for relief under the United States Bankruptcy Code has been filed by or against Hawaiian, Hawaiian shall have assumed the DC-9 Leases without modification and such assumption shall have be the subject of a final, non-appealable Bankruptcy Court order.

     (c) Hawaiian shall have purchased, or caused the purchase of, the GPA Shares from the GPA Entities in accordance with Section 3 of this Agreement.

SECTION 5.  TERMINATION.
            -----------

     In the event that the closing of the Rights Offering shall not have occurred by September 30, 1996, this Agreement, and the obligations of the parties hereto, shall automatically, without further act, terminate on September 30, 1996.

SECTION 6.  MISCELLANEOUS.
            -------------

     (a) No waiver shall be deemed to be made by any party hereto of any of their respective rights hereunder unless it is in writing signed by the waiving party.

     (b) For the purposes of this Agreement, written notices shall be send by United States first class mail, postage prepaid, addressed to the notified party at its address set forth below its signature line, or such other address specified by the party with like notice, and shall be deemed received upon deposit in the United States mail or on the day of transmittal by personal delivery, telecopier, telex, cable or other electronic communication devise capable of providing a written document.

     (c) If there is any claim or controversy litigated in any lawsuit between any of the parties hereto in connection with this Agreement, the prevailing parties in the lawsuit shall be entitled to recover from the other parties their reasonable costs and attorneys' fees.

     (d) Each of the parties hereto consents to the nonexclusive jurisdiction of any state or federal court located within New York County, New York, Anchorage, Alaska or Honolulu, Hawaii. Each of the parties hereto waives personal service of any and all process upon it, and

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

consents that all service of process be made in the manner set forth in
Section 4(b) of this Agreement. Each of the parties hereto waives, to the fullest extent each may effectively do so, any defense or objection based upon forum non conveniens and any defense or objection to venue
           ----- --- ----------
of any action instituted within New York County, New York, Anchorage, Alaska or Honolulu, Hawaii. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS AGREEMENT.

     (e) This Agreement has been delivered and accepted at and shall be deemed to have been made in the State of New York, United States of America, and shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws (as opposed to conflicts of laws provisions) of the State of New York.

     (f) This Agreement shall be binding upon and shall inure to the benefit of the parties' respective successors and assigns, subject to the provisions hereof.

     (g) This Agreement sets forth the entire understanding of the parties with respect to the within matters and may not be modified or amended except upon a writing signed by all parties.

     (h) Each of the signatories hereto certifies that such party has all necessary authority to execute this Agreement.

     (i) This Agreement may be executed in one or more counterparts, each on of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.


                              AEROUSA, INC.

                              By:   /s/ G. M. Gabler
                                    ----------------

                                   Title: President
                                          ---------

                              Address:  83 Wooster Heights Road
                                        Danbury, Connecticut  06810
                                        Attention:  President


                              GPA GROUP PLC


                              By:   /s/ Richard Pierce
                                    ------------------
                                    Title: Group Chief Accountant
                                           ----------------------

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

                              Address:  GPA House
                              County Claire
                              Shannon, Ireland

                              HAWAIIAN AIRLINES, INC.


                              By:   /s/ Bruce R. Nobles
                                    -------------------

                                  Title:Chairman, President and
                                        -----------------------
                                        Chief Executive Officer
                                        -----------------------

                              By:   /s/ Rae A. Capps
                                    ----------------

                                  Title:Vice President, General Counsel
                                        --------------------------------
                                         and Corporate Secretary
                                         -----------------------

                              Address:  3375 Koapaka Street
                                        Suite G350
                                        Honolulu, Hawaii 96819
                                        Attn:  Vice President - Finance


                                    Copy to:

                                        3375 Koapaka Street
                                        Suite G350
                                        Honolulu, Hawaii 96819


                                        Attn:  Vice  President, General
                                        Counsel and Corporate Secretary


/+ /NA960670.173/1+

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